UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Current Report Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 17, 2011

Everest Re Group, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-15731	98-0365432

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Wessex House – 2nd Floor 45 Reid Street PO Box HM 845 Hamilton HM DX, Bermuda		Not Applicable

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 441-295-0006

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Everest Re Group, Ltd. (the “Company”) hereby amends its Current Report on Form 8-K concerning Item 5.07 filed on May 20, 2011 to disclose the Company’s Board of Directors (the “Board”) determination with respect to the frequency of future shareholder non-binding advisory votes on the compensation of the Company’s named executive officers.  No other changes have been made to the Current Report on Form 8-K concerning Item 5.07 filed on May 20, 2011.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

After taking into account the results of the shareholder advisory vote on the frequency of say-on-pay conducted at the 2011 annual general meeting, the Board of Directors decided that it shall be the Company’s current policy to submit the compensation of its named executive officers to shareholders for a non-binding advisory vote annually, at least until the Company’s next annual general meeting at which an advisory vote on the frequency of say-on-pay votes is conducted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVEREST RE GROUP, LTD.

By:	/S/ KEITH T. SHOEMAKER
Keith T. Shoemaker
Comptroller & Principal Accounting Officer

Dated:  October 17, 2011